       As filed with the Securities and Exchange Commission on January 21, 2000
                                                     Registration No. 333-63303

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         Post-Effective Amendment No. 1
                                       to
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           --------------------------

                              PUMA TECHNOLOGY, INC.
             (Exact name of registrant as specified in its charter)

         DELAWARE                        7372                  77-0349154
(STATE OR OTHER JURISDICTION   (PRIMARY STANDARD            (I.R.S. EMPLOYER
OF INCORPORATION OR            INDUSTRIAL CLASSIFICATION    IDENTIFICATION
ORGANIZATION)                  CODE NUMBER)                   NUMBER)

                           --------------------------

                       2550 NORTH FIRST STREET, SUITE 500
                               SAN JOSE, CA 95131
                                 (408) 321-7650
   (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                    REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                           --------------------------

                                 BRADLEY A. ROWE
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                       2550 NORTH FIRST STREET, SUITE 500
                               SAN JOSE, CA 95131
                                 (408) 321-7650
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                              OF AGENT FOR SERVICE)

                           --------------------------

                                   COPIES TO:
                              SUSAN J. SKAER, ESQ.
                         GENERAL COUNSEL ASSOCIATES LLP
                               1891 LANDINGS DRIVE
                             MOUNTAIN VIEW, CA 94043
                                 (650) 428-3900

                                       AND

                             JULIE F. HANIGER, ESQ.
                              PUMA TECHNOLOGY, INC.
                       2550 NORTH FIRST STREET, SUITE 500
                           SAN JOSE, CALIFORNIA 95131
                                 (408) 321-7650

                           --------------------------
         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.
         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: / /
         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), check the following box: /X/
         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: |_|
         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: / /
         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: / /

--------------------------------------------------------------------------------

                                EXPLANATORY NOTE

         Puma Technology, Inc. (the "Registrant") has filed a Registration Statement on Form S-3, as amended (Registration No. 333-63303) (the "Registration Statement"), which originally registered 341,742 shares of common stock, par value $0.001 per share, of the Registrant for sale by the selling stockholders named therein. The offering contemplated by the Registration Statement terminated on January 21, 2000. Pursuant to the undertaking contained in the Registration Statement, the Registrant is hereby filing this post-effective amendment to deregister such number of shares originally registered by the Registration Statement as remained unsold as of the termination of the offering.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to Form S-3 Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized, in the city of San Jose, State of California, on January 21, 2000

                                   PUMA TECHNOLOGY, INC.

                                   By: /s/ BRADLEY A. ROWE
                                   -----------------------

                                   Name: Bradley A. Rowe
                                   Title: President and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Form S-3 Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                   Signature                                         Title                                   Date
                   ---------                                         -----                                   ----
                  *                               Chairman of the Board of Directors                  January 21, 2000
--------------------------------------------
              Michael M. Clair


          /s/ BRADLEY A. ROWE                     President, Chief Executive Officer and Director     January 21, 2000
--------------------------------------------      (Principal Executive Officer)
              Bradley A. Rowe


          /s/ KELLY J. HICKS                      Vice President, Operations and Chief Financial      January 21, 2000
--------------------------------------------      Officer
              Kelly J. Hicks                      (Principal Financial and Accounting Officer)


                  *                               Senior Vice President, General Manager of
--------------------------------------------      the Enterprise Division and Director                January 21, 2000
              Stephen A. Nicol


                  *                               Director                                            January 21, 2000
--------------------------------------------
              Tyrone F. Pike


                  *                               Director                                            January 21, 2000
--------------------------------------------
              M. Bruce Nakao


*By:       /s/ BRADLEY A. ROWE
    ----------------------------------------
              Bradley A. Rowe
              Attorney-in-Fact